                                                                    EXHIBIT 99.1

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                                   GNHT 1, LLC

                     (a Delaware limited liability company)





                               PURCHASE AGREEMENT









                             Dated: January 5, 1999








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                                TABLE OF CONTENTS

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                                                                                                      PAGE
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
Section 1. Representations and Warranties...............................................................1
(a)      Representations and Warranties by the Company..................................................1
            (i)       Good Standing of the Company......................................................2
            (ii)      Authorization of Agreement........................................................2
            (iii)     Authorization of the Securities...................................................2
            (iv)      Delivery of Fred Meyer Common Stock...............................................2
            (v)       Absence of Proceedings............................................................3
            (vi)      Absence of Defaults and Conflicts.................................................3
            (vii)     Absence of Further Requirements...................................................4
            (viii)    No Registration...................................................................4
            (ix)      Compliance with Security Covenants................................................5
            (x)       Investment Company Act of 1940....................................................5
            (xi)      Fred Meyer Documents..............................................................5
            (xii)     Use of Proceeds; No Debt..........................................................6
(b)      Representations and Warranties by the Purchaser................................................6
(c)      Officer's Certificates.........................................................................6

Section 2. Sale and Delivery to Purchaser; Closing......................................................6
(a)      Securities.....................................................................................6
(b)      Payment........................................................................................6
(c)      Denominations; Registration....................................................................7

Section 3. Covenants....................................................................................7
(a)      Purpose Statement..............................................................................7
(b)      Compliance with Security Covenants.............................................................7

Section 4. Payment of Expenses..........................................................................7

Section 5. Conditions...................................................................................7
(a)      Conditions of Purchaser's Obligations..........................................................7
            (i)       Opinion of Counsel for the Company................................................7
            (ii)      Opinion of Counsel for the Purchaser..............................................8
            (iii)     Company Manager's Certificate.....................................................8
            (iv)      Affiliate Agreements..............................................................8
            (v)       Delivery of Collateral............................................................8
            (vi)      Additional Documents..............................................................8
(b)      Conditions of Company's Obligations............................................................8
(c)      Termination of Agreement.......................................................................9

Section 6. Indemnification..............................................................................9
(a)      Indemnification of the Purchaser by the Company................................................9


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
(b)      Actions against Parties; Notification..........................................................9
(c)      Settlement without Consent if Failure to Reimburse............................................10

Section 7. Contribution................................................................................10

Section 8. Representations, Warranties and Agreements to Survive Delivery..............................11

Section 9. Notices.....................................................................................11

Section 10. Parties....................................................................................11

Section 11. GOVERNING LAW AND TIME.....................................................................11

Section 12. Effect of Headings.........................................................................12


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                                   GNHT 1, LLC
                     (a Delaware limited liability company)

                         PRIDESSM DUE FEBRUARY 28, 2002

             Payable with Shares of Common Stock of Fred Meyer, Inc.


                               PURCHASE AGREEMENT


                                                                 January 5, 1999



Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower
New York, New York  10281-1209

Ladies and Gentlemen:

         GNHT 1, LLC, a Delaware limited liability company (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchaser" or "MLPF&S"), with respect to the issue and sale by the Company and the purchase by the Purchaser of an aggregate of 1,071,900 of the Company's Provisionally Redeemable Income Debt Exchangeable for StockSM, PRIDESSM Due February 28, 2002 (each, a "PRIDES"). The aforesaid 1,071,900 PRIDES to be purchased by the Purchaser are hereinafter called the "Securities."

         The PRIDES will be payable at maturity by delivery of the Maturity Consideration (as defined in the PRIDES Certificate), subject to the Company's option to deliver cash with an equal value.

         Section 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof and agrees with the Purchaser, as follows:



------------------
SM       Service Mark of Merrill Lynch & Co., Inc.

                     (i) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement, the Security and Pledge Agreement dated as of January 6, 1999 (the "Security and Pledge Agreement") among the Company, the Purchaser and MLPF&S, as collateral agent, and the Securities. All of the member's limited liability company interests in the Company are owned by the parties listed on SCHEDULE A and such interests are the only interests in the Company. The Company's Limited Liability Company Agreement limits its activities to (a) acquiring, owning, financing, selling, pledging and otherwise dealing with shares of Common Stock, par value $0.01 per share (the "Fred Meyer Common Stock", which term shall include all Reference Property, as defined in the Securities), of Fred Meyer, Inc. ("Fred Meyer") (and any successor to Fred Meyer) and any securities or other property distributed, issued or received by way of dividend or otherwise as a result of or in connection with the ownership of such shares of Fred Meyer Common Stock or the securities or other property so distributed, issued or received and to engage in all activities relating to the ownership of such shares, securities or other property, including, without limitation, exercising any voting rights with respect thereto; (b) making loans to affiliates of the Company, receiving payment under such loans and giving acquittances with respect to such loans for so long as the Company is the holder of such loans and engaging in all activities relating to the ownership of such loans; (c) investing and reinvesting any cash at any time received by the Company; and (d) engaging in such lawful activities and exercising such powers permitted by limited liability companies under the laws of the State of Delaware that are necessarily incident to or connected with the foregoing or necessary or convenient to accomplish the foregoing and which are consistent with the limitations set forth in the Company's Limited Liability Company Agreement.

                     (ii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                     (iii) Authorization of the Securities. The Securities have been duly authorized by the Company for issuance and sale to the Purchaser pursuant to this Agreement and the Security and Pledge Agreement has been duly authorized by the Company, and, at the Closing Time, the Securities and the Security and Pledge Agreement will have been duly executed by the Company and, when delivered against payment of the purchase price as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).


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

                     (iv) Delivery of Fred Meyer Common Stock. To the extent the Company elects to deliver shares of Fred Meyer Common Stock on the Maturity Date (as defined in the Securities), upon delivery of such Fred Meyer Common Stock pursuant to this Agreement, the Security and Pledge Agreement and the Securities, the holder thereof will have acquired all rights, title and interest in and to such Fred Meyer Common Stock, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; provided that the holder is not an affiliate of Fred Meyer. At the date hereof and at the Closing Time, the Company is the sole registered owner of and has all rights in and to at least 1,071,900 shares of Fred Meyer Common Stock, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The sale, transfer and delivery of the Fred Meyer Common Stock by the Company as contemplated by the Securities is not, and at the time of delivery of such Fred Meyer Common Stock will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Company or any Affiliate of the Company is a party or by which any of them is bound. As used herein, "Affiliate" means, as to the Company, any other Person that, directly or indirectly, controls, is controlled by or is under common control with the Company. As used herein, "control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the securities having ordinary voting power for the election of directors or managers of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. As used herein, "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

                     (v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Affiliate of the Company, which might, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Security and Pledge Agreement or the Securities (including the issuance and sale of the Securities and the delivery of shares of Fred Meyer Common Stock pursuant thereto) or the performance by the Company of its obligations hereunder or thereunder.

                     (vi) Absence of Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement, the Security and Pledge Agreement and the Securities and the consummation by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of



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         trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its Affiliates is a party or by which it or any of them may be bound, including, without limitation, the Voting Agreement, dated October 18, 1998 (the "Voting Agreement"), among The Kroger Co. ("Kroger") and certain stockholders of Fred Meyer (but subject to subsection (viii) below), or to which any of the property or assets of the Company or any of its Affiliates is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Security and Pledge Agreement and the Securities), nor will such action result in any violation of the provisions of the Limited Liability Company Agreement of the Company or any of its Affiliates, or any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over the Company or any of its Affiliates or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Company or any of its Affiliates or any of their assets, properties or operations (except in all cases for such violations that would not, singly or in the aggregate materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Security and Pledge Agreement and the Securities). As used herein, a "Company Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Affiliates.

                     (vii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Company of its obligations under this Agreement, the Security and Pledge Agreement or the Securities or the consummation by the Company of the transactions contemplated herein or therein (including the issuance and sale of the Securities and any delivery of shares of Fred Meyer Common Stock pursuant thereto).

                     (viii) No Registration. The offer and sale of the PRIDES in the manner contemplated by this Agreement, the Security and Pledge Agreement and the Securities, and any delivery of the shares of Fred Meyer Common Stock upon the maturity of the PRIDES, in accordance with the terms hereunder and under the Securities, and the unrestricted resale of such shares of Fred Meyer Common Stock by the holder of the PRIDES, will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). Upon any transfer of shares of Fred Meyer Common Stock to the Holder of the PRIDES who is not an affiliate of Fred Meyer at maturity of the PRIDES, such shares shall be free of any restrictive legend or other transfer restriction or any lien, claim, charge or other encumbrance in favor of any third party and may be


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

         freely resold by the holder of the PRIDES without registration under the 1933 Act. Notwithstanding the foregoing, the Purchaser acknowledges that (i) the shares of Fred Meyer Common Stock subject to the PRIDES and the Security and Pledge Agreement currently bear a legend referring to the restrictions imposed under Rule 145 of the 1933 Act ("Rule 145 Legend"), (ii) Fred Meyer has entered into a merger agreement with Kroger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of Kroger will merge into Fred Meyer, subject to the conditions to closing contained therein (the "Merger"), and all of the outstanding shares of Fred Meyer Common Stock will be converted by virtue of the Merger into shares of Kroger Common Stock to be registered on Form S-4 under the 1933 Act, (iii) the shares of Fred Meyer Common Stock subject to the PRIDES and the Security and Pledge Agreement are subject to the terms and restrictions of, and must be voted in accordance with, the Voting Agreement, a copy of which has been provided to the Purchaser, (iv) the Company is an Affiliate of Fred Meyer and therefore the Kroger Common Stock to be issued to the Company in the Merger will bear a Rule 145 Legend, (v) unless the Company has not been an affiliate of Fred Meyer or Kroger, as applicable, during the three-month period prior to the Maturity Date, Acceleration Date, Collateral Redemption Date, Major Transaction Redemption Date, Redemption Date or Optional Redemption Date, the Company will be unable on any such date to deliver Fred Meyer Common Stock or Kroger Common Stock free of the Rule 145 Legend and (vi) unless the Merger has become effective or the Merger Agreement has been terminated prior to the Maturity Date, Acceleration Date, Collateral Redemption Date, Major Transaction Redemption Date, Redemption Date or Optional Redemption Date, the Company will be unable on any such date to deliver Fred Meyer Common Stock free of the restrictions imposed by the Voting Agreement. The Company covenants and agrees that, if the Company is unable to deliver Fred Meyer Common Stock or Kroger Common Stock free of (i) the Rule 145 Legend, the Company in lieu thereof will deliver cash or will effect sales of the stock pursuant to Rule 145 in accordance with the terms of the PRIDES and (ii) the restrictions imposed by the Voting Agreement, the Company in lieu thereof will deliver cash in accordance with the terms of the PRIDES.

                     (ix) Compliance with Security Covenants. As of the date hereof the Company is, and as of the Closing Time the Company will be, in full compliance with the Covenants contained in the PRIDES Certificate.

                     (x) Investment Company Act of 1940. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                     (xi) Fred Meyer Documents. To the Company's knowledge and to the actual knowledge of Mr. Ronald W. Burkle, Fred Meyer's Annual Report on Form 10-K for the year ended January 31, 1998, Quarterly Reports on Form 10-Q for the periods ended May 23, 1998, August 15, 1998 and November 7, 1998 and all Current Reports on Form 8-K filed since January 31, 1998 (the "Fred Meyer 1934 Act Documents") and the


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

         information relating to Fred Meyer contained in the Registration Statement on Form S-4 of Kroger as filed with the Securities and Exchange Commission on November 6, 1998 (the "Form S-4"), as of their respective dates, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since the respective dates as of which information is given in the Fred Meyer 1934 Act Documents or in the Form S-4, except as otherwise stated therein, to the Company's knowledge and to the actual knowledge of Mr. Ronald W. Burkle, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Fred Meyer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                     (xii) Use of Proceeds; No Debt. The proceeds received by the Company upon the sale of the PRIDES will be reinvested in cash and cash equivalents, consisting of treasury securities, short-term money market instruments and the like, but not in any "security" as defined in Section 3(10) of the Securities Exchange Act of 1934, as amended, pending distribution of all or part of such proceeds to the Company's members on a future date to be determined by the Company. The Company's members, which consist of certain general and limited partnerships, will in turn distribute any proceeds received by them from the Company to their partners as a return of capital, less any amounts required to be withheld for income tax purposes or to pay expenses of such partnerships. The Company represents and warrants that substantially all of the assets of all members of the Company other than FFL Partners and The Yucaipa Companies consist of Fred Meyer Common Stock, and that in excess of 65% of the assets of FFL Partners and The Yucaipa Companies consist of Fred Meyer Common Stock and that neither the Company nor any of its members have any outstanding Debt (as defined in the PRIDES Certificate).

         (b) Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof that (i) it is a corporation duly organized under the laws of the State of Delaware, (ii) this Agreement has been duly authorized, executed and delivered by the Purchaser, and is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and (iii) the Purchaser is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the 1933 Act and is acquiring the PRIDES for its own account (and not for the account of others) for investment and not with a view to, or for offer or sale in connection with, the public distribution thereof.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.


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

         Section 2.        Sale and Delivery to Purchaser; Closing.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the price per PRIDES set forth in SCHEDULE B, the Securities.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Company, at 9:00 A.M. (Eastern time) on January 6, 1999, or such other time not later than ten business days after such date as shall be agreed upon by the Purchaser and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Purchaser of certificates for the Securities to be purchased by it.

         (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Purchaser may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Purchaser in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         Section 3.        Covenants.

         (a) Purpose Statement. At or prior to Closing Time, the Company will deliver to the Purchaser a duly executed purpose statement on Federal Reserve Form T-4 of the Board of Governors of the Federal Reserve System.

         (b) Compliance with Security Covenants. The Company will comply with the Covenants contained in the PRIDES Certificate.

         Section 4.        Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Security and Pledge Agreement, including (i) the preparation and delivery to the Purchaser of this Agreement, the Security and Pledge Agreement, the Securities and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Purchaser and (iii) the fees and disbursements of the Company's counsel, accountants and other advisors.


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

         Section 5.        Conditions.

         (a) Conditions of Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof and to the accuracy of the statements in certificates of any manager of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                     (i) Opinion of Counsel for the Company. At Closing Time, the Purchaser shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Company, in form and substance satisfactory to the Purchaser, to the effect set forth in EXHIBIT A hereto. In giving such opinion, counsel may rely, as to all matters governed by laws other than the law of the States of New York or California, the General Corporation Law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory to the Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

                     (ii) Opinion of Counsel for the Purchaser. At Closing Time, the Purchaser shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for Purchaser, in form and substance satisfactory to the Purchaser. In giving such opinion, counsel may rely, as to all matters governed by laws other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory to the Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

                     (iii) Company Manager's Certificate. The Purchaser shall have received a certificate of a Manager of the Company, dated as of Closing Time, to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iii) since the date of this Agreement, there has been no material adverse change in the condition (financial or otherwise) of the Company, nor any debt or other obligations incurred by the Company and its subsidiaries other than those contemplated by this Agreement, the Security and Pledge Agreement and the Securities.

                     (iv) Affiliate Agreements. The Purchaser shall have received from the Company and Affiliates of the Company identified in SCHEDULE C the agreement set forth in EXHIBIT B.


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

                     (v) Delivery of Collateral. At Closing Time, the Company shall have delivered the Collateral Amount under the Security and Pledge Agreement.

                     (vi) Additional Documents. At Closing Time, counsel for the Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Purchaser and counsel for the Purchaser.

         (b) Conditions of Company's Obligations. The obligations of the Company hereunder are subject to the accuracy of the representations and warranties of the Purchaser contained in Section 1(b) hereof.

         (c) Termination of Agreement. If any condition specified in subsection
(a) of this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4.

         Section 6.        Indemnification.

         (a) Indemnification of the Purchaser by the Company. The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") as follows:

                     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any breach by the Company of any representation or warranty or failure to comply with any covenant contained herein or in the PRIDES Certificates or any Event of Default under the Securities or the Security and Pledge Agreement;

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such breach or default referred to under (i) above; provided that (subject to subsection (c) below) any such settlement is effected with the written consent of the Company; and

                     (iii) subject to subsection (b) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such breach or default referred to under (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand commenced or asserted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon receipt of such notice, the indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in respect of such suit, action, proceeding, claim or demand. In respect of any such suit, action, proceeding, claim or demand, an indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying parties have failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such suit, action or proceeding (including any impleaded parties) include both indemnifying parties and indemnified parties and representation of both parties by the same counsel would in the opinion of counsel be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (c) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) and 6(b)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement for all such fees and expenses of counsel, other than such fees and expenses of counsel that are being contested in good faith by an indemnifying party.

         Section 7.        Contribution.

         If the indemnification provided for in Sections 6(a) and 6(c) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company and the Purchaser shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the sale of the Securities pursuant to this Agreement and the Security and Pledge Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchaser on the other hand in connection with the events which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         Notwithstanding the provisions of this Section 7(a), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which the Purchaser have otherwise been required to pay by reason of any such events.

         The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7(a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(a). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, the Security and Pledge Agreement or in certificates of managers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Purchaser.

         Section 9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at GNHT 1, LLC, 10000 Santa Monica Boulevard, Fourth Floor, Los Angeles, CA 90067, fax: (310) 789-7201, attention: Robert Bermingham; notices to the Purchaser shall be directed to them at Merrill

Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 5th Floor, New York, New York 10281, Attention: Equity Derivatives Group and Equity Trading Counsel.

         Section 10. Parties. This Agreement shall each inure to the benefit of and be binding upon each of the Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Purchaser shall be deemed to be a successor by reason merely of such purchase.

         Section 11. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         Section 12. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                Very truly yours,

                                GNHT 1, LLC



                                By: /s/ RONALD W. BURKLE
                                    ------------------------------------
                                    Name: Ronald W. Burkle
                                    Title: Operating Manager


CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By: /s/ PETER HOFFMAN
    ----------------------------------
              Authorized Signatory

                                   SCHEDULE A


          Owners of member's limited liability interests in the Company

The Yucaipa Companies

Yucaipa Arizona Partners, L.P.

Yucaipa Smitty's Partners, L.P.

Yucaipa Smitty's Partners II, L.P.

Yucaipa SSV Partners, L.P.

F4L Equity Partners, L.P.

FFL Partners





                                     Sch A-1

                                   SCHEDULE B

                                   GNHT 1, LLC
                          PRIDES DUE FEBRUARY 28, 2002





                  1. The price of the Securities shall be $46.4813 per PRIDES.

                  2. The "Initial Price" with respect to the Securities shall be $55.50 per PRIDES.

                  3. The "Threshold Appreciation Price" with respect to the Securities shall be $66.60 per PRIDES.






                                     Sch B-1

                                   SCHEDULE C



                            Affiliates of the Company


                                Ronald W. Burkle

                                   GNHT 2, LLC

                                   GNHT 3, LLC

                                   GNHT 4, LLC

                                   GNHT 5, LLC

                             THE YUCAIPA COMPANIES

                         YUCAIPA ARIZONA PARTNERS, L.P.

                        YUCAIPA SMITTY'S PARTNERS, L.P.

                       YUCAIPA SMITTY'S PARTNERS II, L.P.

                           YUCAIPA SSV PARTNERS, L.P.

                           F4L EQUITY PARTNERS, L.P.

                                  FFL PARTNERS







                                     Sch C-1

                                   EXHIBIT A


                         [LATHAM & WATKINS LETTERHEAD]


                                 January 6, 1999





Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, NY  10281-1209

                  Re: Purchase Agreements Related to the Issuance of Provisionally Redeemable Income Debt Exchangeable for Stock by each of GNHT 1, LLC, GNHT 2, LLC, GNHT 3, LLC, GNHT 4, LLC and GNHT 5, LLC

Ladies and Gentlemen:

                  We have acted as special counsel to each of GNHT 1, LLC, a Delaware limited liability company ("GNHT 1"), GNHT 2, LLC, a Delaware limited liability company ("GNHT 2"), GNHT 3, LLC, a Delaware limited liability company ("GNHT 3"), GNHT 4, LLC, a Delaware limited liability company ("GNHT 4"), and GNHT 5, LLC, a Delaware limited liability company ("GNHT 5" and, together with GNHT 1, GNHT 2, GNHT 3 and GNHT 4, the "Companies" and each of GNHT 1, GNHT 2, GNHT 3, GNHT 4 and GNHT 5 a "Company"), in connection with each Company's issuance of Provisionally Redeemable Income Debt Exchangeable for Stock(SM) ("PRIDES") pursuant to those certain purchase agreements, dated as of January 5, 1999, between each Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Purchaser") (such agreements are, collectively, the "Purchase Agreements" and each such agreement is, individually, a "Purchase Agreement").

                  This opinion is rendered to you pursuant to Section 5(a)(i) of each of the Purchase Agreements. Capitalized terms defined in the Purchase Agreements, used herein, and not otherwise defined herein shall have the meanings given them in the Purchase Agreements.


__________________________

(SM) Service mark of Merrill Lynch & Co., Inc.




                                     Exh A-1

LATHAM & WATKINS

Merrill Lynch, Pierce, Fenner & Smith Incorporated
January 6, 1999
Page 2


                  As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have examined, among other things, the following:

(a)      each Purchase Agreement;

(b) the form of PRIDES Certificate to be issued pursuant to each Purchase Agreement;

(c) the Security and Pledge Agreement related to each of the PRIDES (the "Security and Pledge Agreements");

(d) the Limited Liability Company Agreement of each of the Companies (the "Limited Liability Company Agreements"); and

(e) the written agreements, if any, identified to us by representatives of each of the Companies as material to the applicable Company (the "Material Agreements").

                  In our examination, we have assumed the genuineness of all signatures (other than those of representatives of the Companies on the documents referred to in (a) through (e) above), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We have been furnished with, and with your consent have relied upon, certificates of representatives of each of the Companies with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We assume, without independent investigation, the accuracy of all factual matters set forth in the representations and warranties of the Companies under the Purchase Agreements.

                  We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any


                                    Exh A-2

LATHAM & WATKINS

Merrill Lynch, Pierce, Fenner & Smith Incorporated
January 6, 1999
Page 3


state. Various issues concerning substantive non-consolidation are addressed in a separate opinion that we are providing to you concurrently herewith.

                  Our opinions set forth in paragraph 5 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the documents referred to in (a) through (d) above. Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services to the Companies and their affiliates do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Companies.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                  1. Each of the Companies has been duly formed and is validly existing as a limited liability company and in good standing under the laws of the State of Delaware, with the requisite organizational power and authority to enter into the Purchase Agreement, the PRIDES and the Security and Pledge Agreement to which it is a party and to perform its obligations thereunder.

                  2. All of the limited liability company interests in each of the Companies held by the members set forth in the applicable Limited Liability Company Agreement have been duly authorized and validly issued and were issued in conformity with the terms and conditions of such Limited Liability Company Agreement.

                  3. Each Company's execution, delivery and performance of the applicable Purchase Agreement, Security and Pledge Agreement and Securities issued pursuant to such Purchase Agreement have been duly authorized by all necessary organizational action of the applicable Company, and such Purchase Agreement, Security and Pledge Agreement and Securities have been duly executed and delivered by such Company.

                  4. Each Purchase Agreement, Security and Pledge Agreement and Securities issued pursuant to such Purchase Agreement constitute legally valid and binding obligations of the applicable Company, enforceable against such Company in accordance with their respective terms.

                  5. Each Company's execution and delivery of the Purchase Agreement, the Security and Pledge Agreement and the Securities issued pursuant to such Purchase Agreement,


                                    Exh A-3

LATHAM & WATKINS

Merrill Lynch, Pierce, Fenner & Smith Incorporated
January 6, 1999
Page 4


and the performance of the obligations of such Company thereunder (including the issuance and sale of the Securities and any delivery of the Fred Meyer, Inc. Common Stock in accordance with the terms thereof and limitations referenced therein) do not (i) violate any statute, rule or regulation applicable to such Company, (ii) violate the provisions of such Company's Limited Liability Company Agreement, (iii) result in the breach of or a default under any of the Material Agreements to which such Company is a party, or (iv) require any consents, approvals, authorizations, registrations, declarations or filings by such Company under any statute, rule or regulation applicable to such Company. No opinion is expressed in clauses (i) and (iv) of this paragraph 5 as to the application of any antifraud laws or federal or state securities laws.

                  The opinions expressed in paragraphs 4 and 5 do not include any opinions with respect to the perfection or priority of any security interest or lien, or compliance with laws relating to permissible rates of interest. The opinions expressed in paragraph 4 above are further subject to the following limitations, qualifications and exceptions:

                           (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

                           (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                           (c)      the unenforceability under certain
                                    circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

                           (d) the unenforceability of any provision requiring payment of attorneys' fees except to the extent that a court determines such fees to be reasonable.

                  To the extent that the obligations of the Companies may be dependent upon such matters, we assume for purposes of this opinion that: (i) Purchaser is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) Purchaser has the requisite corporate power and authority to execute and deliver the Purchase Agreements and Security and Pledge Agreements and to perform its obligations thereunder; and
(iii) the Purchase Agreements and Security and Pledge Agreements have been duly authorized, executed and delivered by Purchaser and constitute the legally valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms. We express no opinion as to compliance by any parties to the Purchase Agreements or Security and Pledge Agreements with


                                    Exh A-4

LATHAM & WATKINS

Merrill Lynch, Pierce, Fenner & Smith Incorporated
January 6, 1999
Page 5


any state or federal laws or regulations applicable to the subject transactions because of the nature of such party's business.

                  This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                             Very truly yours,


                                             /s/ LATHAM & WATKINS




                                    Exh A-5

                                    EXHIBIT B


                                                                 January 5, 1999


Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

         Re:      Purchase of PRIDES due February 28, 2002 of GNHT 1, LLC


Dear Sirs:

         The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with GNHT 1, LLC (the "Company") providing for the purchase of PRIDES due February 28, 2002 of the Company (the "Securities"), exchangeable for the common stock, par value $0.01 per share of Fred Meyer, Inc. ("Fred Meyer") (the "Common Stock"). In recognition of the benefit that such a purchase will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned represents, warrants and agrees with MLPF&S as follows:

         (a) during the period of 90 days prior to the date of the Purchase Agreement, the undersigned has sold no shares of Common Stock, and during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of MLPF&S, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of any Reference Security (as defined in the Securities) or any securities convertible into or exchangeable or exercisable for any Reference Security, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended ("the 1933 Act"), with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Reference Security, whether any swap or transaction is to be settled by delivery of any Reference Security or other securities, in cash or otherwise;

         (b) during the 20 Trading Days immediately prior to, but not including, the Second Trading Day preceding the Maturity Date, or any Redemption Date, Major Transaction Redemption Date, Collateral Redemption Date, Redemption Date or Optional Redemption Date, the undersigned will not buy any Reference Security, or sell an amount of any Reference Security greater than the amount of such Reference Security then constituting part of the Reference Property, other than as expressly provided for by the terms of the PRIDES;


                                     EXH B-1

         (c) for a period from and after the occurrence of any event or circumstances that with the giving of notice and/or passage of time would constitute an Event of Default under the PRIDES through the 10th Trading Day (as defined in the PRIDES) after the occurrence of an Event of Default under the PRIDES, the undersigned will not take any action that would operate to limit the ability of MLPF&S to sell any Reference Security constituting part of the Collateral under the Security and Pledge Agreement pursuant to Rules 144 and 145 promulgated under the 1933 Act;

         (d) the undersigned have not concealed and will not conceal the issuance of the PRIDES and the transactions contemplated by the Purchase Agreement and the Security and Pledge Agreement (the "Transactions") or their separate identities from any creditor or other interested party. The undersigned have not removed or concealed, and will not remove or conceal, from any creditor or other interested party any assets of any other entity and have not participated and will not participate in removing or concealing the assets of any other entity. The undersigned did not and will not contribute any cash, securities (including the Fred Meyer Common Stock) or other property or consummate the Transactions with any intent to hinder, delay or defraud any creditor of the undersigned and/or the Company or any other interested party;

         (e) each of the undersigned has engaged and will engage in business transactions with the Company only on terms and conditions that it believes are at arm's-length and commercially reasonable;

         (f) none of the undersigned was or will be insolvent at the time the Transactions were or will be consummated, and none of the undersigned was or will be rendered insolvent or will be insolvent as a result thereof. None of the undersigned has engaged or will engage in any business or transaction with the Company after which the property remaining with such Members was or will be unreasonably small in relation to its business. At the time of any transfer to or for the benefit of the Company, none of the undersigned intended or will intend to incur, and did incur or will incur, debts that were beyond the ability of such undersigned to pay as they mature;

         (g) none of the undersigned is a debtor in a proceeding under the federal bankruptcy laws;

         (h) when any of the undersigned effected or will effect any conveyance, transfer or obligation to or for the benefit of the Company in respect of the Transactions, such undersigned received or will receive fair consideration and reasonably equivalent value in exchange for such conveyance, transfer or obligation. The Company received or will receive fair consideration and reasonably equivalent value in exchange for any conveyance, transfer or obligation to or for the benefit of any of the undersigned in respect of the Transactions;

         (i) none of the undersigned is controlled by, controls, or is under common control with, the Independent Manager;

         (j) there is no agreement between the undersigned and the Company that supplements or otherwise modifies the agreements of the undersigned and the Company; and

         (k) each of the parties to this Agreement agrees (i) that it will not take any action in violation of Paragraph 6.1.6 of the Limited Liability Company Agreement of GNHT 1, LLC; (ii) that it will not allow, permit or encourage any of its Affiliates to take any action in violation of Paragraph 6.1.6 of the


                                    EXH B-2

Limited Liability Company Agreement of GNHT 1, LLC; and (iii) that it will not encourage any person (x) to file an involuntary petition for relief under any chapter of the federal bankruptcy laws against the Company or (y) to take any other similar action against the Company under any other bankruptcy, insolvency or receivership law, whether now in existence or hereafter in effect.

         The undersigned agrees to deliver to MLPF&S the agreement of any transferee of any Reference Security to be bound by the provisions of this agreement.




                                    _______________________________________
                                               Ronald W. Burkle



                                     THE YUCAIPA COMPANIES



                                     By ___________________________________


                                     Name:
                                     Title:

                                     YUCAIPA ARIZONA PARTNERS, L.P.



                                     By ___________________________________


                                     Name:
                                     Title:

                                     YUCAIPA SMITTY'S PARTNERS, L.P.



                                     By ___________________________________


                                     Name:
                                     Title:

                                     YUCAIPA SMITTY'S PARTNERS II, L.P.



                                     By ___________________________________


                                     Name:
                                     Title:

                                     YUCAIPA SSV PARTNERS, L.P.



                                     By ___________________________________


                                     Name:
                                     Title:




                                    EXH B-3

                                     F4L EQUITY PARTNERS, L.P.

                                     By ___________________________________


                                     Name:
                                     Title:

                                     FFL PARTNERS

                                     By ___________________________________


                                     Name:
                                     Title:

                                     GNHT 1, LLC

                                     By ___________________________________


                                     Name:
                                     Title:


                                     GNHT 2, LLC

                                     By ___________________________________


                                     Name:
                                     Title:

                                     GNHT 3, LLC

                                     By ___________________________________


                                     Name:
                                     Title:

                                     GNHT 4, LLC

                                     By ___________________________________


                                     Name:
                                     Title:

                                     GNHT 5, LLC

                                     By ___________________________________


                                     Name:
                                     Title:



                                    EXH B-4